Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of Argos Therapeutics, Inc. of our report dated February 10, 2012, except for the effects of the amended articles of incorporation as described in Note 1, as to which the date is February 15, 2012, relating to the financial statements, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

February 15, 2012